Exhibit 32.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

As adopted pursuant to section 906 of the Sarbanes-Oxley act of 2002

Solely for the purposes of complying with 18 U.S.C. s.1350 as adopted pursuant to section

906  of  the  Sarbanes-Oxley  act  of  2002,  I,  the  undersigned  Chief  Executive  Officer  of

iGambit Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly

Report on Form 10-Q of the Company for the quarter ended March 31, 2017, (the “Report”)

fully  complies  with  the  requirements  of  Section  13(a)  of  the  Securities  Exchange  Act  of

1934 and that  information contained in the  Report  fairly presents, in all  material respects,

the financial condition and results of operations of the Company.

May 22, 2017

/s/ John Salerno

Chief Executive Officer

(Principal Executive Officer)